UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No. )

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☐	Definitive Proxy Statement

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☐	Soliciting Material under §240.14a-12

Flora Growth Corp.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Flora Growth Corp.

3406 SW 26th Terrace, Suite C-1

Fort Lauderdale, Florida 33312

May 24, 2023

ADDITIONAL INFORMATION REGARDING THE

2023 ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS

On May 10, 2023, Flora Growth Corp., a corporation organized under the laws of the Province of Ontario (the “Company”), filed a definitive proxy statement (the “Proxy Statement”), with the Securities and Exchange Commission (the “SEC”) regarding the Company’s 2023 Annual and Special Meeting of Shareholders (the “Annual Meeting”) to be held on June 6, 2023, at 9:00 a.m. Eastern Time. The following information, including the accompanying press release, supplements and relates to the Proxy Statement.

On May 24, 2023, the Company announced it has changed the location of the Annual Meeting. The new location for the Annual Meeting will be at the offices of Greenberg Traurig, P.A. at 401 East Las Olas Boulevard Suite 2000, Fort Lauderdale, Florida 33301. There is no change in the previously announced date or time of the Annual Meeting. The Company issued the accompanying press release to announce the change in location of the Annual Meeting. This supplement is being filed with the SEC and made available to shareholders on May 24, 2023. This supplement should be read in conjunction with the Proxy Statement.

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Flora Growth Corp. Announces Change to Location of Annual and Special Meeting

FORT LAUDERDALE, FLORIDA & TORONTO, May 24, 2023--Flora Growth Corp. (NASDAQ: FLGC) (“Flora” or the “Company”), a global cultivator, manufacturer, and distributor of cannabis products and brands, announces a change to the location of its annual and special meeting of shareholders to be held on June 6, 2023 at 9:00am Eastern Time (the “Meeting”).

The new location for the Meeting will be at the offices of Greenberg Traurig, P.A. at 401 East Las Olas Boulevard Suite 2000, Fort Lauderdale, Florida 33301. There is no change in the previously announced date or time of the Meeting.

Vote by proxy – Instructions for voting by proxy are contained in the Company’s Proxy Statement dated May 10, 2023, available on www.sec.gov and on Flora’s issuer profile on SEDAR at www.sedar.com.

About Flora Growth Corp.

Flora Growth Corp. is a global cannabis company dedicated to bringing the benefits of cannabis to people worldwide. Our commitment is to create, master and connect the international cannabis supply chain by setting the standard for world-class cultivation and manufacturing, thoughtful brand development, and rigorous research and development of medical-grade cannabis products that meet the highest standards of quality, safety, and efficacy. Our mission is to create a world where the benefits of cannabis are accessible to everyone, and we are working toward that goal by becoming a leading importer and exporter of cannabis to meet demand in every corner of the market. Visit www.floragrowth.com or follow @floragrowthcorp on social media for more information.

Contacts

Investor Relations:

Investor Relations

ir@floragrowth.com

Public Relations:

Cassandra Dowell

+1 (858) 221-8001

flora@cmwmedia.com

Cautionary Statement Concerning Forward-Looking Statements

This press release contains “forward-looking statements” as defined by applicable Canadian and U.S. securities legislation. Forward-looking statements reflect Flora’s current expectations and projections about future events at the time, and thus involve uncertainty and risk. The words “believe,” “expect,” “anticipate,” “will,” “could,” “would,” “should,” “may,” “plan,” “estimate,” “intend,” “predict,” “potential,” “continue,” and the negatives of these words and other similar expressions generally identify forward looking statements. Such forward-looking statements are subject to various risks and uncertainties, including those described under the section entitled “Risk Factors” in Flora’s Annual Report on Form 10-K, previously filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 31, 2023, as amended April 28, 2023, as such factors may be updated from time to time in Flora’s periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov, and on Flora’s issuer profile on SEDAR at www.sedar.com. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in Flora’s filings with the SEC and the applicable Canadian securities commissions. While forward-looking statements reflect Flora’s good faith beliefs, they are not guarantees of future performance. Flora disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events or other changes after the date of this press release, except as required by applicable law. You should not place undue reliance on any forward-looking statements, which are based only on information currently available to Flora (or to third parties making the forward-looking statements).

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